SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 21, 2018

CleanSpark, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-53498	87-0449945
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

70 North Main Street, Ste. 105 Bountiful, Utah	84010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 244-4405

________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 - ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 21, 2018 we entered into a Securities Purchase Agreement (“SPA”) with EMA Financial, LLC, a Delaware limited liability company (“Purchaser”), pursuant to which we issued and sold to the Purchaser a convertible promissory note, dated August 21, 2018 in the principal amount of $225,000 (the “Note”). We received $208,000 from the investment less fees and costs.

The SPA required that we issue to Purchaser 100,000 shares of our common stock and another 137,500 shares of common stock that is returnable to us if we prepay the loan.

The Note, which is due on May 21, 2019, bears interest at the rate of 12% per annum. All principal and accrued interest on the Note is convertible into shares of our common stock at the election of the Purchaser at any time at a conversion price equal to the lesser of (i) 70% of the lowest trading price during the previous 20 days and ending on the latest trading date prior to the date of the Note, or (ii) a 70% of the lowest trading price for our common stock during the 20 trading day period immediately prior to conversion.

We have the right to prepay the Note at any time prior to 180 days following the closing date. If we pay after September 24, 2018, we must pay an additional $25,000.

The Note contains customary default events which, if triggered and not timely cured, will result in default interest and penalties. The Note also contains a right of first refusal provision with respect to future financings by us.

The foregoing description of the SPA and the Note, and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the SPA and the Note, which are included in this Current Report as Exhibits 10.1 and 4.1, respectively, and are incorporated herein by reference.

If the Note is converted prior to us paying off such notes under the prepayment provisions, it would lead to substantial dilution to our shareholders as a result of the conversion discounted for the Note. There can be no assurance that there will be any funds available to pay of the Note, or if available, on terms that will be acceptable to us or our shareholders. If we fails to obtain such additional financing on a timely basis, Purchaser may convert the Note and sell the underlying shares, which may result in significant dilution to shareholders due to the conversion discount, as well as a significant decrease in our stock price.

SECTION 2 - FINANCIAL INFORMATION

Item 2.03 – Creation of a Direct Financial Obligation

The information set forth in Items 1.01 is incorporated into this Item 2.03 by reference.

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SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
4.1	Note*
10.1	Securities Purchase Agreement*

* Previously Filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CleanSpark, Inc.

/s/ Zachary Bradford

Zachary Bradford
CFO

Date: September 24, 2018

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